Exhibit 99.1

KROGER REPORTS STRONG SECOND QUARTER 2010 RESULTS

Identical Supermarket Sales Increased 2.7% without Fuel

Confirms Fiscal 2010 Guidance

CINCINNATI, Ohio, September 14, 2010 — The Kroger Co. (NYSE: KR) today reported total sales, which include fuel, increased 6.0% to $18.8 billion in the second quarter of fiscal 2010 compared with $17.7 billion for the same period last year.  Excluding fuel sales, total sales increased 3.3% in the second quarter, which ended August 14, 2010, over the same period last year.  Identical supermarket sales, without fuel, increased 2.7% in the second quarter over the same period last year.

Net earnings for the second quarter totaled $261.6 million, or $0.41 per diluted share.  Net earnings in the same period last year were $254.4 million, or $0.39 per diluted share.

“Kroger’s sales have remained solid in the face of competitive and economic challenges because of the strong credibility we have with our shoppers.  Our team understands the importance of finding ways to make each customer visit better than the last one, resulting in consistent positive identical supermarket sales growth,” said David B. Dillon, Kroger’s chairman and chief executive officer.  “We continue to build momentum through our Customer 1st strategy, which serves Kroger customers, associates, shareholders and communities well in a variety of operating environments.”

Details of Second Quarter 2010 Results

Including Kroger’s retail fuel operations, FIFO gross margin (Table 1) was 22.51% of sales for the second quarter of fiscal 2010, a decrease of 60 basis points compared to the second quarter last year.  Excluding retail fuel operations, FIFO gross margin decreased 16 basis points.  Supermarket selling gross margin (Table 1) declined 12 basis points without fuel.

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Kroger recorded an $11.5 million LIFO charge during the quarter, a decrease of $3.2 million from the same period last year.  Excluding retail fuel sales, the LIFO charge decreased 2 basis points as a percentage of sales.

Including Kroger’s retail fuel operations, operating, general and administrative (OG&A) costs were 17.07% of sales, a decline of 33 basis points compared with the second quarter last year.  Excluding retail fuel operations, OG&A increased 7 basis points from the same period last year.

Financial Strategy

Capital investment, excluding acquisitions and purchases of leased facilities, totaled $402.5 million for the second quarter, compared with $518.0 million for the same period last year.

Net total debt (Table 5) was $6.9 billion, a decrease of $393.5 million from a year ago.  On a rolling four-quarters basis, Kroger’s net total debt to EBITDA ratio, adjusted for the southern California impairment charge in fiscal 2009 and Hurricane Ike in fiscal 2008, was 1.87 compared with 1.77 during the same period last year.

During the second quarter, Kroger invested $148.3 million to repurchase 7.3 million shares of stock at an average price of $20.43 per share.  At the end of the quarter, approximately $409.2 million remained under the $500 million stock repurchase program announced in June 2010.

Fiscal 2010 Year-to-Date Results

For the first two quarters of fiscal 2010, total sales were $43.6 billion compared with $40.5 billion for the same period last year.  Excluding fuel sales, total sales increased 3.2% over the prior year.  For the same period, identical supermarket sales, excluding fuel, increased 2.6%.

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Net earnings for the first two quarters of fiscal 2010 were $635.3 million or $0.98 per diluted share.  Net earnings for the same period last year were $689.5 million, or $1.05 per diluted share.

Kroger’s operating margin for the first two quarters of fiscal 2010 decreased 52 basis points as a percentage of sales compared to the same period last year.  Excluding retail fuel operations, the Company’s operating margin decreased 57 basis points as a percentage of sales from the same period last year.

Fiscal 2010 Guidance

Kroger confirmed its identical supermarket sales and earnings guidance for fiscal 2010.  The Company said it continues to expect identical supermarket sales growth, excluding fuel, of 2% to 3% for the year.  Net earnings are expected to range from $1.60 to $1.80 per diluted share for the year.  Kroger still expects to invest approximately $1.9 to $2.1 billion in capital projects in fiscal 2010.

“As our results show, we are committed to achieving solid financial results today while we invest in the future growth of Kroger’s business.  As we move into the second half of the fiscal year, we are striving to achieve results in the top half of our earnings guidance range, even as the operating environment remains uncertain,” Mr. Dillon said.  “Our talented associates are energized and focused on delivering a great experience in our stores for shoppers as we enter the holiday season.”

Kroger, the nation’s largest traditional grocery retailer, employs more than 334,000 associates who serve customers in 2,468 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, City Market, Dillons, Jay C, Food 4 Less, Fred Meyer, Fry’s, King Soopers, QFC, Ralphs and Smith’s.  The Company also operates 784 convenience stores, 372 fine jewelry stores, 932 supermarket fuel centers and 40 food processing plants in the U.S.  Kroger, headquartered in Cincinnati, Ohio, focuses its charitable efforts on supporting hunger

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relief, health and wellness initiatives, and local organizations in the communities it serves.  For more information about Kroger, please visit www.kroger.com.

# # #

Note:  Fuel sales have historically had low FIFO gross margin and OG&A rates as compared to corresponding rates on non-fuel sales.  Additionally, pricing and margins in Kroger’s retail fuel operations can be volatile on a quarterly basis.  As a result, Kroger discloses such rates, both including and excluding the effect of retail fuel operations.

This press release contains certain forward-looking statements about the future performance of the Company.  These statements are based on management’s assumptions and beliefs in light of the information currently available to it.  Such statements are indicated by words such as “confirmed,” “expected,” “expect,” and “achieve.”  Aggressive competition, economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our expected identical supermarket sales growth and earnings per share, and our goal to achieve results in the top half of our earnings guidance range. Earnings per share also will be affected by the number of shares outstanding and volatility in the Company’s fuel margins.  Earnings and sales also may be affected by adverse weather conditions, particularly to the extent that hurricanes, tornadoes, floods, and other conditions disrupt our operations or those of our suppliers; create shortages in the availability or increases in the cost of products that we sell in our stores or materials and ingredients we use in our manufacturing facilities; or raise the cost of supplying energy to our various operations.  Our results also will be affected by rising commodity costs, the inconsistency of the economic recovery, consumer confidence, and changes in inflation and deflation in product and operating costs.  Our capital expenditures could vary from our expectations if we are unsuccessful in acquiring suitable sites for new stores; development costs vary from those budgeted; our logistics and technology or store projects are not completed on budget or within the time frame projected; or if current operating conditions fail to improve, or worsen.  These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially.  We assume no obligation to update the information contained herein.  Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note:  Kroger’s quarterly conference call with investors will be broadcast live online at 10 a.m. (ET) on September 14, 2010 at www.kroger.com and www.streetevents.com.

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An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through Tuesday, September 28, 2010.

# # #

Kroger Contacts:

Media:	Meghan Glynn (513) 762-1304

Investors:	Carin Fike (513) 762-4969

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Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	SECOND QUARTER				YEAR-TO-DATE
	2010		2009		2010		2009

SALES	$18,795.9	100.00%	$17,728.2	100.00%	$43,560.0	100.00%	$40,517.0	100.00%

MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	14,577.4	77.56	13,646.7	76.98	33,745.0	77.47	30,912.5	76.30
OPERATING, GENERAL AND ADMINISTRATIVE (a)	3,208.5	17.07	3,084.7	17.40	7,405.2	17.00	7,110.6	17.55
RENT	148.8	0.79	150.1	0.85	348.4	0.80	349.9	0.86
DEPRECIATION AND AMORTIZATION	367.7	1.96	347.6	1.96	845.4	1.94	801.0	1.98

OPERATING PROFIT	493.5	2.63	499.1	2.82	1,216.0	2.79	1,343.0	3.31

INTEREST EXPENSE	102.0	0.54	115.2	0.65	234.0	0.54	278.1	0.69

EARNINGS BEFORE INCOME TAX EXPENSE	391.5	2.08	383.9	2.17	982.0	2.25	1,064.9	2.63

INCOME TAX EXPENSE	124.1	0.66	133.4	0.75	340.0	0.78	383.4	0.95

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	267.4	1.42	250.5	1.41	642.0	1.47	681.5	1.68

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5.8	0.03	(3.9)	(0.02)	6.7	0.02	(8.0)	(0.02)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$261.6	1.39%	$254.4	1.44%	$635.3	1.46%	$689.5	1.70%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.41		$0.39		$0.99		$1.06

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	637.1		647.6		639.5		647.8

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.41		$0.39		$0.98		$1.05

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	639.9		651.3		642.6		651.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.  Certain per share amounts and percentages may not sum due to rounding.

Note:  The Company defines FIFO gross margin, as described in the earnings release, as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.  This measure is included to reflect trends in current cost of product.

Note:  The Company defines selling gross margin, as described in the earnings release related to the Company’s supermarkets, as gross margin before incurring expenses directly related to distributing and merchandising the products on its store shelves.  These expenses include advertising, warehousing, transportation, and shrink.  Selling gross margin is a measure of how competitively the Company is pricing the products it sells.

(a)          Merchandise costs and operating, general and administrative expenses exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)         LIFO charges of $11.5 and $14.7 were recorded in the second quarter of 2010 and 2009, respectively.  For the year-to-date period, LIFO charges of $26.9 and $37.8 were recorded for 2010 and 2009, respectively.

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	August 14,	August 15,
	2010	2009

ASSETS
Current Assets
Cash	$154.9	$159.0
Temporary cash investments	881.7	210.2
Deposits in-transit	747.7	627.9
Receivables	804.9	773.7
Inventories	4,650.4	4,713.6
Prepaid and other current assets	306.3	300.6

Total current assets	7,545.9	6,785.0

Property, plant and equipment, net	14,002.7	13,605.9
Goodwill	1,158.4	2,271.1
Other assets	568.5	562.2

Total Assets	$23,275.5	$23,224.2

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Current portion of long-term debt including obligations under capital leases and financing obligations	$538.9	$581.6
Trade accounts payable	3,851.2	3,857.1
Accrued salaries and wages	835.8	791.6
Deferred income taxes	353.6	374.2
Other current liabilities	2,344.7	2,132.4

Total current liabilities	7,924.2	7,736.9

Long-term debt including obligations under capital leases and financing obligations
Face-value of long-term debt including obligations under capital leases and financing obligations	7,207.7	6,912.9
Adjustment to reflect fair-value interest rate hedges	70.4	44.5
Long-term debt including obligations under capital leases and financing obligations	7,278.1	6,957.4

Deferred income taxes	554.9	474.6
Pension and postretirement benefit obligations	1,016.1	977.9
Other long-term liabilities	1,335.3	1,231.5

Total Liabilities	18,108.6	17,378.3

Shareowners’ equity	5,166.9	5,845.9

Total Liabilities and Shareowners’ Equity	$23,275.5	$23,224.2

Total common shares outstanding at end of period	634.1	646.4
Total diluted shares year-to-date	642.6	651.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$642.0	$681.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	845.4	801.0
LIFO charge	26.9	37.8
Stock-based employee compensation	44.3	45.3
Expense for Company-sponsored pension plans	34.3	18.5
Asset impairment charges	15.9	14.9
Deferred income taxes	(16.3)	90.0
Other	4.4	11.8
Changes in operating assets and liabilities, net of effects from acquisitions of businesses:
Deposits in-transit	(93.3)	3.1
Receivables	33.1	39.8
Inventories	258.0	186.3
Prepaid expenses	254.6	209.0
Trade accounts payable	53.1	151.1
Accrued expenses	132.6	(78.0)
Income taxes receivable and payable	179.6	186.0
Contribution to Company-sponsored pension plan	(99.0)	(200.0)
Other	2.7	(32.6)

Net cash provided by operating activities	2,318.3	2,165.5

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(951.6)	(1,209.5)
Payments for acquisitions	(6.9)	(12.5)
Proceeds from sale of assets	17.0	6.1
Other	3.0	(6.0)

Net cash used by investing activities	(938.5)	(1,221.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lease-financing transactions	5.7	6.4
Proceeds from issuance of long-term debt	300.7	3.1
Payments on long-term debt	(560.2)	(412.5)
Payments on credit facility	—	(129.0)
Dividends paid	(122.6)	(117.3)
Excess tax benefits on stock-based awards	1.6	0.7
Proceeds from issuance of capital stock	16.3	7.5
Treasury stock purchases	(227.8)	(79.9)
Decrease in book overdrafts	(91.7)	(116.2)
Investment in the remaining interest of a variable interest entity	(85.8)	—
Other	(3.2)	(0.3)

Net cash used by financing activities	(767.0)	(837.5)

NET INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS	612.8	106.1

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	423.8	263.1
END OF QUARTER	$1,036.6	$369.2

Reconciliation of capital expenditures:
Payments for capital expenditures	$(951.6)	$(1,209.5)
Changes in construction-in-progress payables	—	(45.6)
Total capital expenditures	$(951.6)	$(1,255.1)

Disclosure of cash flow information:
Cash paid during the year for interest	$249.2	$303.1
Cash paid during the year for income taxes	$181.2	$114.6

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	SECOND QUARTER
	2010	2009

INCLUDING FUEL CENTERS	$16,916.6	$16,156.0
EXCLUDING FUEL CENTERS	$14,947.4	$14,553.0

INCLUDING FUEL CENTERS	4.7%	-1.6%
EXCLUDING FUEL CENTERS	2.7%	2.6%

COMPARABLE SUPERMARKET SALES (b)

	SECOND QUARTER
	2010	2009

INCLUDING FUEL CENTERS	$17,347.5	$16,524.3
EXCLUDING FUEL CENTERS	$15,328.9	$14,895.8

INCLUDING FUEL CENTERS	5.0%	-1.3%
EXCLUDING FUEL CENTERS	2.9%	3.0%

(a)       Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters.

(b)       Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations.

Table 5.  Reconciliation of Total Debt to Net Total Debt

(in millions)

(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity.  Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company’s credit facility.  Net total debt should be reviewed in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the second quarter of 2010 to the balance in the second quarter of 2009.

	August 14,	August 15,
	2010	2009	Change

Current portion of long-term debt including obligations under capital leases and financing obligations	$538.9	$581.6	$(42.7)
Face-value of long-term debt including obligations under capital leases and financing obligations	7,207.7	6,912.9	294.8
Adjustment to reflect fair-value interest rate hedges	70.4	44.5	25.9

Total debt	$7,817.0	$7,539.0	$278.0

less: temporary cash investments	881.7	210.2	671.5

Net total debt	$6,935.3	$7,328.8	$(393.5)